UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2011

FIRST FINANCIAL BANCORP.
(Exact name of registrant as specified in its charter)

Ohio	31-1042001
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

Commission file number: 000-12379

201 East Fourth Street, Suite 1900, Cincinnati, Ohio 45202
 (Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (877) 322-9530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K	First Financial Bancorp.

Item 7.01	Regulation FD Disclosure.

First Financial (OH) Statutory Trust II (“Statutory Trust II”), a wholly-owned subsidiary of the registrant, First Financial Bancorp. (the “Company”), will redeem all of its floating rate trust preferred securities. The Company notified the trustee, The Bank of New York Mellon of the redemption on May 23, 2011. The Company currently expects to fund the redemption from its general corporate reserves.

Statutory Trust II will redeem all $20.6 million of its Floating Rate Junior Subordinated Debt Securities due 2033 (the “Securities”) on June 30, 2011 (the “Redemption Date”). The redemption price will be 100% of the principal amount redeemed, plus all accrued and unpaid interest as of the Redemption Date. Interest on the securities will cease to accrue on the Redemption Date.  The Bank of New York Mellon, as Institutional Trustee of Statutory Trust II, will notify holders of the Securities of the redemption on or about May 25, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL BANCORP.

By:	/s/ J. Franklin Hall
J. Franklin Hall
Executive Vice President and
Chief Financial Officer

Date:  May 24, 2011